Q1 2021 Financial Results April 29, 2021

2 Safe Harbor Statement Some of the statements contained in this presentation that are not purely historical statements, including our GAAP EPS guidance and Adjusted EPS guidance, as well as our effective income tax rate and GAAP and adjusted fully diluted shares for 2021, discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward- looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this presentation are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q2 2021				Full Year 2021			
	Low end of adjusted goal		High end of adjusted goal		Low end of adjusted goal		High end of adjusted goal	
GAAP EPS	$	0.41	$	0.44	$	1.72	$	1.87
Non-GAAP adjustment (1):								
Non-GAAP reconciling items		0.46		0.46		1.73		1.73
Tax effect of reconciling items		(0.10)		(0.10)		(0.45)		(0.45)
Adjusted EPS	$	0.77	$	0.80	$	3.00	$	3.15

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, foreign exchange gain or loss, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q2 2021 and full year 2021 GAAP effective income tax rate to be approximately 28% and 24%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2021 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q2 2021	Full Year 2021
GAAP fully diluted shares	33.4	33.4
Non-GAAP adjustment (2):		
Dilution offset from convertible note hedge transactions	(0.9)	(0.9)
Adjusted fully diluted shares	32.5	32.5

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018.

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished April 29, 2021.

PERFICIENT 3

Financial Metrics

(in thousands, except per share data)	THREE MONTHS ENDED MARCH 31,			YEAR ENDED DECEMBER 31,		
	2021	2020	% Change	2020	2019	% Change
Revenues	$ 169,341	$ 145,562	16 %	$ 612,133	$ 565,527	8 %
Services Revenues (excluding reimbursable expenses)	$ 166,476	$ 141,008	18 %	$ 599,473	$ 546,444	10 %
Cost of Services (excluding reimbursable expenses)*	$ 101,707	$ 87,105	17 %	$ 370,613	$ 338,739	9 %
Services Revenues Net of Cost	$ 64,769	$ 53,903	20 %	$ 228,860	$ 207,705	10 %
% of Services Revenues	38.9 %	38.2 %		38.2 %	38.0 %	
Adjusted EBITDA**	$ 34,591	$ 23,770	46 %	$ 116,273	$ 95,022	22 %
% of Services Revenues	20.8 %	16.9 %		19.4 %	17.4 %	
Adjusted Net Income**	$ 24,277	$ 16,432	48 %	$ 81,221	$ 66,809	22 %
% of Services Revenues	14.6 %	11.7 %		13.5 %	12.2 %	
GAAP EPS	$ 0.41	$ 0.27	52 %	$ 0.93	$ 1.15	(19) %
Amortization	0.22	0.12		0.70	0.50	
Stock Compensation	0.16	0.15		0.60	0.56	
Acquisition Costs/Earnout Adjustments	0.02	0.05		0.41	0.04	
Amortization of Debt Issuance Costs and Discounts	0.08	0.04		0.21	0.14	
Loss on Extinguishment of Debt	–	—		0.14	—	
Foreign Exchange Loss/(Gain)	0.01	—		0.01	—	
Tax Effect of Above Reconciling Items	(0.15)	(0.12)		(0.50)	(0.32)	
Adjusted EPS**	$ 0.75	$ 0.51	47 %	$ 2.50	$ 2.07	21 %

* Cost of Services excludes depreciation and amortization.
**Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished April 29, 2021.

PERFICIENT 4

5 Operating Metrics (in thousands) Q1 2021 Q4 2020 % Change Q1 2021 Q1 2020 % Change Services Revenue (excluding reimbursable expenses) $ 166,476 $ 158,917 5% $ 166,476 $ 141,008 18 % Software and Hardware Revenue $ 611 $ 964 NM* $ 611 $ 160 NM* Headcount Q1 2021 Q1 2020 Average Ending Average Ending North American Billable Employees 2,151 2,204 2,074 2,079 Subcontractors 266 282 237 246 Offshore Billable Employees 1,626 1,678 851 862 Total Billable Headcount 4,043 4,164 3,162 3,187 SG&A Headcount 664 664 571 565 Total Headcount 4,707 4,828 3,733 3,752 * "NM" means not meaningful.

6 Industry Data Revenue by Industry Q1 2021 Q4 2020 Q1 2020 Healthcare/Pharma/Life Sciences 32% 33% 30% Financial Services/Banking/Insurance 17% 16% 15% Automotive and Transport Products 10% 9% 10% Manufacturing 9% 11% 10% Retail and Consumer Goods 9% 8% 9% Business Services 6% 6% 3% Leisure, Media and Entertainment 6% 5% 5% Electronics and Computer Hardware 5% 5% 6% Other 6% 7% 12%